Exhibit 99.2

Hercules Capital Forms New SaaS Finance Group – Hercules Capital SaaS Finance Division

New division fills the void in the software and technology lending market

PALO ALTO, Calif., June 8, 2018 – Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), the leading specialty finance company to innovative venture growth, pre-IPO and M&A stage companies backed by leading venture capital firms, today announced the official launch of the Hercules Capital SaaS Finance division, which will be dedicated exclusively to servicing the needs of fast growing SaaS companies in this specialized and growing technology vertical.

Hercules Capital SaaS Finance aims to fill the void in the software and technology lending markets by offering flexible solutions based on monthly or annual recurring revenues (“MRR” and “ARR”), respectively. Hercules SaaS lending solutions expects to provide growth capital to rapidly growing SaaS companies between 2x to 7x MRR or 2x to 5x ARR, and to be drawn upon as needed to support growth, while minimizing dilution.

Anticipated initial industry and sector focus to include:

• Software	• Tech-enabled services
• Application software	• Cyber security
• Healthcare IT	• Mobile
• Data analytics “Big Data”	• Digital media
• eCommerce	• Gaming

The new group, led by senior managing director Steve Kuo, Catherine Jhung, and Thomas Harris, is expected to utilize the deep venture lending expertise of Hercules’ seasoned investment team and leverage the Company’s balance sheet strength to fill the void in the software and technology lending markets. To contact the team and learn more, please visit www.HerculesCapitalSaaS.com.

“Hercules Capital SaaS Finance is a natural extension of our market leading venture lending platform and represents our commitment to supporting the unique needs of entrepreneurs and managers of these high-growth innovative businesses,” commented Manuel A. Henriquez, founder, chairman and CEO of Hercules Capital. “Our team already possesses a successful track record of working with multiple SaaS companies having completed more than 28 transactions in this area since 2011. We felt that because of the continued growth in this market and the specialized skills it takes to work with these companies, it only made sense to formalize a business line focused exclusively on servicing the needs of these unique SaaS companies.”

Hercules Capital SaaS Finance will offer SaaS loans ranging in size from $1.0 million to $100.0 million as well as have the ability to provide additional tranches of structured debt growth capital, including asset-based lending (“ABL”), term loan financing solutions or acquisition financing to support a company’s unique capital needs. With nearly $1.7 billion in total assets, Hercules Capital has the scale and capabilities to offer a wide range of growth capital financing solutions, having originated over $7.6 billion to more than 420 companies since its inception in December 2003.

Steve Kuo, senior managing director and head of Hercules SAAS Finance, added, “The universe of SaaS companies is rapidly growing and is defined by a specific set of characteristics which differ from our other industry lending groups. These traits include monthly recurring revenues, a growing backlog of new customers and strong retention rates. Historically, attractive candidates for our innovative financing solutions are SaaS companies that have already completed their Series B financing round.”

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) (“Hercules”) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $7.6 billion to over 420 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under the ticker symbol “HTGC.” In addition, Hercules has four outstanding bond issuances of 6.25% Notes due 2024 (NYSE: HTGX), 4.375% Convertible Notes due 2022, 4.625% Notes due October 2022 and 5.25% Notes due 2025 (NYSE: HCXZ). In addition, Hercules has one outstanding bond issuance of 6.25% Unsecured Notes due July 2024 (NYSE: HTGX).

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act.

The information disclosed in this press release is made as of the date hereof and reflects Hercules most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

(650) 433-5578

mhara@htgc.com

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